Exhibit 10.2

Execution Version

MERGER SUPPORT AGREEMENT

This MERGER SUPPORT AGREEMENT, dated as of October 29, 2017 (this “Agreement”), is made and entered into by and among Vistra Energy Corp., a Delaware corporation (“Mavericks”), and the Rockets Stockholders listed on the signature pages hereto (collectively, the “Stockholders” and, together with Mavericks, the “Parties”).

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, Mavericks and Dynegy Inc., a Delaware corporation (“Rockets”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Merger Agreement”);

WHEREAS, as of the date hereof, the Stockholders collectively Beneficially Own 8,424,322 shares of Rockets Common Stock, as set forth on Exhibit A hereto (the “Existing Shares”); and

WHEREAS, as a material condition and inducement to Mavericks’ willingness to enter into the Merger Agreement, the Stockholders have agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATIONS

Section 1.1    Defined Terms. As used in this Agreement, the following terms have the following meanings:

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, Controls, or is Controlled by, or is under common Control with, such Person.

“Beneficially Own” means, with respect to any securities, having “beneficial ownership” for purposes of Rule 13d-3 or 13d-5 under the Exchange Act as in effect on the date hereof. Similar terms such as “Beneficial Ownership” and “Beneficial Owner” have the corresponding meanings. For the avoidance of doubt, Mavericks shall not be deemed to be the Beneficial Owner of any Rockets Common Stock by virtue of this Agreement or the Merger Agreement.

“Control” (including, with its correlative meanings) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership interests or other ownership interests, by contract or otherwise.

“Covered Rockets Shares” means, with respect to each Stockholder, (a) any Existing Shares Beneficially Owned by such Stockholder and (b) any Rockets Securities of which such Stockholder has direct Beneficial Ownership after the date hereof, in each case during the Voting Period; provided, however, that any Existing Shares that are Transferred as of or after the date hereof (other than a Transfer by a Stockholder to its Affiliate or to another Principal Rockets Stockholder or an Affiliate thereof and, in the case of such Transfer, such Existing Shares shall be deemed Covered Rockets Shares) shall cease to be Covered Rockets Shares.

“Lien” means any lien, claim, mortgage, encumbrance, pledge, deed of trust, security interest, equity or charge of any kind.

“Transfer” means any sale, assignment, transfer, conveyance, gift, pledge, distribution, hypothecation or other encumbrance or any other disposition, whether voluntary, involuntary or by operation of law, whether effected directly or indirectly, or the entry into any contract or understanding with respect to any sale, assignment, transfer, conveyance, gift, pledge, distribution, hypothecation or other encumbrance or any other disposition, whether voluntary, involuntary or by operation of law, whether effected directly or indirectly, including, with respect to any capital stock or interests in capital stock, the entry into any swap or any contract, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such capital stock or interest in capital stock, whether any such swap, contract, transaction or series of transactions is to be settled by delivery of Rockets Securities, in cash or otherwise.

Section 1.2    Interpretations. Each capitalized term used but not defined in this Agreement has the meaning given to it in the Merger Agreement. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any Law defined or referred to herein means such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes. References in this Agreement to specific Laws or to specific provisions of Laws shall include all rules and regulations promulgated thereunder. The word “extent” and the phrase “to the extent” shall mean the degree to which a subject or other thing extends and not simply “if.” Except as expressly set forth in this Agreement, when calculating the period of time before which, within which or after which any act is to be done or step taken pursuant to this Agreement, (a) the date that is the reference date in calculating such period shall be excluded and (b) if the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day. All references in this Agreement to a number of days are to such number of calendar days unless Business Days are specified. References to a Person are also to its permitted successors and assigns.

ARTICLE II

VOTING AGREEMENT AND IRREVOCABLE PROXY

Section 2.1    Agreement to Vote.

(a)    Each Stockholder hereby irrevocably and unconditionally agrees that, from and after the date hereof, at the Rockets Stockholders Meeting and at any other meeting of the Rockets Stockholders, however called, in each case, including any adjournment or postponement thereof, and in connection with any written consent of the Rockets Stockholders, such Stockholder shall, in each case to the fullest extent that the Covered Rockets Shares are entitled to vote thereon or consent thereto, or in any other circumstance in which the vote, consent or other approval of the Rockets Stockholders is sought:

(i)    appear at each such meeting or otherwise cause such Stockholder’s Covered Rockets Shares to be counted as present thereat for purposes of calculating a quorum; and

(ii)    vote (or cause to be voted), in person or by proxy, or if applicable deliver (or cause to be delivered) a written consent covering, all of such Stockholder’s Covered Rockets Shares:

(1)    in favor of the adoption of the Merger Agreement;

(2)    in favor of any proposal to adjourn a meeting of the Rockets Stockholders to solicit additional proxies in favor of the adoption of the Merger Agreement; and

(3)     against any Rockets Acquisition Proposal.

(b)    Any vote required to be cast or consent required to be executed pursuant to this Section 2.1 shall be cast or executed in accordance with the applicable procedures relating thereto so as to ensure that it is duly counted for purposes of determining whether a quorum is present (if applicable) and for purposes of recording the results of the vote or consent.

(c)    Notwithstanding anything in this Section 2.1 to the contrary, (i) no Stockholder shall be required to vote or consent (or cause to be voted or consented) any of its Covered Rockets Shares to amend the Merger Agreement (including any Exhibit thereto) or take any action that could result in the amendment or modification, or a waiver of a provision therein, in any such case, in a manner that alters or changes (in a manner adverse to Rockets) the amount or kind of the consideration to be paid and (ii) each Stockholder shall remain free to vote (or execute consents or proxies with respect to) the Covered Rockets Shares with respect to any matter not covered by this Section 2.1 in any manner such Stockholder deems appropriate, including in connection with the election of directors.

Section 2.2    Grant of Irrevocable Proxy. Each Stockholder hereby irrevocably appoints as its proxy and attorney-in-fact Mavericks, and any other Person designated by Mavericks in writing (collectively, the “Grantees”), each of them individually, with full power of substitution and resubstitution, to the fullest extent of such Stockholder’s rights with respect to the Covered Rockets Shares, effective as of the date hereof and continuing until the earliest to occur of (i) the time at which the Rockets Stockholder Approval shall have been obtained in accordance with applicable Law and the certificate of incorporation and the bylaws of Rockets and (ii) the termination of the Merger Agreement in accordance with its terms (the “Voting Period”), to vote (or execute written consents, if applicable) with respect to the Covered Rockets Shares as required pursuant to Section 2.1, in each case, solely in the event of a failure by such Stockholder to act in accordance with Section 2.1. The proxy granted by such Stockholder under this Agreement shall be irrevocable during the Voting Period and shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy, provided, that such proxy shall be deemed immediately revoked upon the Transfer of the applicable Covered Rockets Shares, except for any Transfers among the Stockholders or by a Stockholder to an Affiliate thereof. Each Stockholder (a) will take such further action or execute such other instruments as may be necessary to effectuate the intent of such proxy and this Section 2.2 and (b) hereby revokes any proxy previously granted by such Stockholder with respect to any Covered Rockets Shares. The power of attorney granted by each Stockholder under this Section 2.2 is a durable power of attorney and shall survive the bankruptcy or dissolution of such Stockholder. Other than as provided in this Section 2.2, no Stockholder shall directly or indirectly grant any Person any proxy (revocable or irrevocable), power of attorney or other authorization with respect to any of such Stockholder’s Covered Rockets Shares. Mavericks may terminate this proxy with respect to any Stockholder at any time at its sole election by written notice provided to such Stockholder.

ARTICLE III

OTHER COVENANTS

Section 3.1    Support. Each Stockholder shall, and shall cause its Affiliates to, use its and their reasonable best efforts to provide assistance to Rockets in connection with the Merger Agreement, including, by supplying and providing all information to Rockets or any Governmental Entity, as reasonably requested by Rockets or any Governmental Entity, in connection with Rockets (a) obtaining any necessary actions or nonactions, waivers, consents, approvals, registrations, permits, authorizations and other confirmations, including the Rockets Approvals, from Governmental Entities in connection with the Merger and (b) making any necessary applications, registrations and filings and taking all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity in connection with the Merger.

Section 3.2    No Solicitation. Each Stockholder shall, and shall cause its Affiliates to, and shall use reasonable best efforts to cause its and their respective Representatives to, immediately cease and terminate any and all solicitations, discussions or negotiations existing as of the date hereof between such Stockholder, Affiliates or Representatives, on the one hand, and Rockets and its Affiliates or Representatives or any Third Party (or its Representatives), on the other hand, in connection with or in response to an actual or potential Rockets Acquisition Proposal or any inquiry, proposal or indication of interest with respect thereto. From and after the date hereof, for the duration of the Voting Period, each Stockholder shall not, and each Stockholder shall cause its Affiliates not to, and shall use its reasonable best efforts to cause its and their Representatives (it being understood that, for purposes hereof, a Representative of Rockets or its Subsidiaries shall not constitute a Representative of a Stockholder unless such Stockholder shall have separately engaged or directed such Person in his, her or its capacity as a Rockets Stockholder) not to (and shall not authorize or give permission to its and their respective Representatives to), directly or indirectly (i) solicit, initiate, seek or knowingly encourage or facilitate the making, submission or announcement of, or make, submit or announce, any inquiry, discussion, request, offer or proposal that constitutes, or would reasonably be expected to lead to, a Rockets Acquisition Proposal, (ii) (A) furnish any non-public information regarding Rockets or any of its Subsidiaries to, or afford access to the properties, books and records of Rockets or any of its Subsidiaries to, any Third Party, or (B) request or seek from Rockets or any of its Subsidiaries any such access, in each case, in connection with or in response to, or that would be reasonably likely to lead to, a Rockets Acquisition Proposal or any inquiry, proposal or indication of interest with respect thereto, (iii) engage or participate in any discussions or negotiations with Rockets or any Third Party with respect to, or that would be reasonably likely to lead to, any Rockets Acquisition Proposal or any inquiry, proposal or indication of interest with respect thereto, or (iv) adopt or approve, or enter into any letter of intent, agreement in principle, memorandum of understanding, term sheet, merger agreement, acquisition agreement, option agreement or any other agreement or instrument providing for or relating to any Rockets Acquisition Proposal or any inquiry, proposal or indication of interest with respect thereto.

Section 3.3    Litigation. Each Stockholder agrees not to, and to cause each of its Affiliates not to, commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any Claim against Mavericks, Rockets or any of their respective directors or officers related to the Merger Agreement, the Merger or the Stock Issuance, including any Claim (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Merger Agreement.

Section 3.4    Stock Dividends, Distributions, Etc. In the event of a stock split, reverse stock split, stock dividend or distribution, or any change in Rockets Common Stock by reason of any recapitalization, combination, reclassification, exchange of shares or similar transaction, the terms “Existing Shares” and “Covered Rockets Shares” shall be deemed to refer to and include all such stock dividends and distributions and any Rockets Securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1    Representations and Warranties of the Stockholders. Each Stockholder, severally and not jointly, represents and warrants to Mavericks as follows:

(a)    Qualification and Organization. Such Stockholder is duly organized, validly existing and in good standing under the Laws of the state of its incorporation, formation or organization, as applicable. Such Stockholder has all requisite entity power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except where the failure to have such power and authority would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on such Stockholder’s ability to perform and comply with its covenants and agreements under this Agreement. Such Stockholder is qualified to do business and is in good standing as a foreign entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on such Stockholder’s ability to perform and comply with its covenants and agreements under this Agreement.

(b)    Authority Relative to this Agreement; No Violation.

(i)    Such Stockholder has all requisite entity power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the governing body of such Stockholder and no other entity proceedings on the part of such Stockholder are necessary to authorize the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming this Agreement constitutes the legal, valid and binding agreement of Mavericks, constitutes the legal, valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to the Enforceability Exceptions.

(ii)    No authorization, consent, order, license, permit or approval of, or registration, declaration, notice or filing with, any Governmental Entity is necessary, under applicable Law, for the consummation by such Stockholder of the transactions contemplated by this Agreement.

(iii)    The execution and delivery by such Stockholder of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, (1) (A) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, acceleration or put right of any material obligation or to the loss of a material benefit under any contract or agreement to which such Stockholder is a party or (B) result in the creation of any Liens upon any of the properties or assets of such Stockholder, (2) conflict with or result in any violation of any provision of the certificate of incorporation or bylaws or other equivalent organizational document, in each case as amended or restated, of such Stockholder or (3) conflict with or violate any applicable Law, other than, in the case of clauses (1) and (3), any such violation, conflict, default, termination, cancellation, acceleration, right, loss or Lien that would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on such Stockholder’s ability to perform and comply with its covenants and agreements under this Agreement.

(c)    Ownership of Shares. Such Stockholder Beneficially Owns the Existing Shares opposite such Stockholder’s name set forth on Exhibit A, free and clear of any Liens and free of any other limitation or restriction (including any limitation or restriction on the right to vote, sell, transfer or otherwise dispose of the Existing Shares) other than this Agreement and any limitations or restrictions imposed under applicable securities Laws. The Existing Shares set forth opposite such Stockholder’s name on Exhibit A constitute all of the shares of Rockets Common Stock, and all of the Covered Rockets Shares, Beneficially Owned by such Stockholder.

(d)    Investigation; Litigation. To the actual knowledge of such Stockholder, (i) there is no investigation or review pending or threatened by any Governmental Entity, (ii) there are no Claims pending or threatened by or before any Governmental Entity, arbitrator or arbitration panel against such Stockholder or any of its properties or assets and (iii) there are no Orders of any Governmental Entity, arbitrator or arbitration panel outstanding binding on such Stockholder or any of its respective properties or assets, in each case, that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on such Stockholder’s ability to perform and comply with its covenants and agreements under this Agreement.

(e)    Merger Agreement. Each Stockholder understands and acknowledges that Mavericks is entering into the Merger Agreement in reliance upon, and Mavericks would not enter into the Merger Agreement without, such Stockholder’s execution and delivery of this Agreement.

Section 4.3    Representations and Warranties of Mavericks. Mavericks hereby represents and warrants to the Stockholders as follows:

(a)    Qualification and Organization. Mavericks is duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. Mavericks has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except where the failure to have such power and authority would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Mavericks’ ability to perform and comply with its covenants and agreements under this Agreement. Mavericks is qualified to do business and is in good standing as a foreign entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Mavericks’ ability to perform and comply with its covenants and agreements under this Agreement.

(b)    Authority Relative to this Agreement; No Violation.

(i)    Mavericks has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of Mavericks and no other corporate proceedings on the part of Mavericks are necessary to authorize the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Mavericks and, assuming this Agreement constitutes the legal, valid and binding agreement of the Stockholders, constitutes the legal, valid and binding agreement of Mavericks, enforceable against Mavericks in accordance with its terms, subject to the Enforceability Exceptions.

(ii)    Except as contemplated by the Merger Agreement, no authorization, consent, order, license, permit or approval of, or registration, declaration, notice or filing with, any Governmental Entity is necessary, under applicable Law, for the consummation by Mavericks of the transactions contemplated by this Agreement.

(c)    The execution and delivery by Mavericks of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, (1) (A) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, acceleration or put right of any material obligation or to the loss of a material benefit under any contract or agreement to which Mavericks is a party or (B) result in the creation of any Liens upon any of the properties or assets of Mavericks, (2) conflict with or result in any violation of any provision of the certificate of incorporation or bylaws, in each case as amended or restated, of Mavericks or (3) conflict with or violate any applicable Law, other than, in the case of clauses (1) and (3), any such violation, conflict, default, termination, cancellation, acceleration, right, loss or Lien that would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Mavericks’ ability to perform and comply with its covenants and agreements under this Agreement.

ARTICLE V

TERMINATION

Section 5.1    Termination. This Agreement shall terminate upon the earliest to occur of (a) the termination of the Merger Agreement in accordance with its terms, (b) the date of any amendment, modification, change or waiver to any provision of the Merger Agreement that increases the amount or changes the form of the Merger Consideration (other than adjustments in accordance with the terms of the Merger Agreement) and (c) the Effective Time. In addition, upon a Rockets Change of Recommendation, the provisions of Article II of this Agreement (including, without limitation, the obligations of the Stockholders contemplated thereby) shall not apply for so long as such Rockets Change of Recommendation shall remain in effect (and, for the avoidance of doubt, any proxy granted under Section 2.2 of this Agreement or otherwise hereunder shall automatically be deemed revoked); provided, however, that if the Rockets Board withdraws such Rockets Change of Recommendation and recommends that the Rockets Stockholders adopt the Merger Agreement (a “Renewed Recommendation”) the provisions of Article II (including, for the avoidance of doubt, the proxy granted pursuant to Section 2.2) shall be automatically reinstated, for so long as such Renewed Recommendation remains in effect. In the event of any such termination of this Agreement, the obligations of the Parties under this Agreement shall terminate and there shall be no liability on the part of any Party with respect to this Agreement; provided, however, that (x) this Article V and Article VI shall survive any such termination and each remain in full force and effect and (y) no Party shall be relieved or released from any liability or damages arising from a breach of any provision of this Agreement arising prior to such termination.

ARTICLE VI

MISCELLANEOUS

Section 6.1    No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Mavericks any direct or indirect ownership or incidence of ownership of or with respect to any Covered Rockets Shares. Except as otherwise provided in this Agreement, all rights, ownership and economic benefits of and relating to the Covered Rockets Shares shall remain vested in and belong to the Stockholders, and Mavericks shall have no authority to direct the Stockholders in the voting or disposition of any of the Covered Rockets Shares.

Section 6.2    Amendment; Waiver. Any provision of this Agreement may be amended or waived, if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Parties or, in the case of a waiver, by the Party against whom the waiver is to be effective.

Section 6.3    Entire Agreement; Counterparts. This Agreement (including the exhibit hereto) constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the Parties, or any of them, with respect to the subject matter hereof and thereof. This Agreement may be executed in two (2) or more counterparts (including by facsimile or .pdf format), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by telecopy or otherwise) to the other Parties.

Section 6.4    Governing Law. This Agreement, and all Claims or causes of action (whether in contract or in tort or otherwise, or whether at law (including at common law or by statute) or in equity) that may be based on, arise out of or relate to this Agreement or the negotiation, execution, performance, consummation or subject matter of this Agreement, shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

Section 6.5    Jurisdiction; Specific Enforcement.

(a)    The Parties agree that irreparable damage, for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed, or were threatened to be not performed, in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, prior to the valid termination of this Agreement in accordance with Article V, and in addition to any other remedy that may be available to it, including monetary damages, each Party shall be entitled to an injunction or injunctions, or other equitable remedies, to prevent breaches, or threatened breaches, of this Agreement and to enforce specifically the terms and provisions of this Agreement, in any court referred to in Section 6.5(b), without proof of actual damages (and each Party hereby waives any requirement for securing the posting of any bond in connection with such remedy). The Parties further agree that no Party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6.5, and each Party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

(b)    All Claims arising from, under or in connection with this Agreement shall be raised to and exclusively determined by the Delaware Court of Chancery or, if the Delaware Court of Chancery lacks subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division) or, if jurisdiction is vested exclusively in the U.S. federal courts, the United States District Court for the District of Delaware, and any appellate court from any thereof. Each Party hereby irrevocably submits with regard to any such Claim for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of such courts and agrees that it will not bring any Claim relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than such courts. Each Party hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any Claim with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of such courts for any reason other than the failure to serve in accordance with this Section 6.5, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable Law, any claim that (A) any Claim brought in such court is brought in an inconvenient forum, (B) the venue of such Claim is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each Party agrees that (1) service of all process, including the summons and complaints, in any action or proceeding with respect to this Agreement may be made by registered or certified mail, return receipt requested, to such Party at its address set forth in Section 6.7, and (2) any service pursuant to clause (1) above is sufficient to confer personal jurisdiction over such Party in such action or proceeding and otherwise constitutes effective and binding service in every respect.

Section 6.6    WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CLAIM WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR CAUSE OF ACTION (WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, OR WHETHER AT LAW (INCLUDING AT COMMON LAW OR BY STATUTE) OR IN EQUITY) THAT MAY BE BASED ON, ARISE OUT OF OR RELATE TO THIS AGREEMENT OR THE NEGOTIATION, EXECUTION,

PERFORMANCE, CONSUMMATION OR SUBJECT MATTER OF THIS AGREEMENT. EACH PARTY HEREBY ACKNOWLEDGES AND CERTIFIES (I) THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) IT MAKES THIS WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 6.6.

Section 6.7    Notices. Any notice required to be given hereunder shall be sufficient if in writing and shall be deemed given (a) when delivered personally by hand (with written confirmation of receipt by other than automatic means, whether electronic or otherwise), (b) when sent by email or (c) one (1) Business Day after the day sent by an internationally recognized overnight courier (with written confirmation of receipt), in each case, at the following addresses and email addresses:

To Mavericks:

Vistra Energy Corp.

6555 Sierra Drive

Irving, Texas 75039

Attention:    Stephanie Zapata Moore

                    Executive Vice President and General Counsel

Email:         stephanie.moore@vistraenergy.com

with copies (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention:    David Lieberman

Email: dlieberman@stblaw.com

and

Simpson Thacher & Bartlett LLP

600 Travis Street

Houston, Texas 77002

Attention:    M. Breen Haire

Email: breen.haire@stblaw.com

if to the Stockholders:

Oaktree Capital Management, L.P.

333 S. Grand Avenue, 28th Floor

Los Angeles, California 90071

Attention:     Robert LaRoche

                     Corporate Actions Team

Email:           rlaroche@oaktreecapital.com

                      corpactionadmins@oaktreecapital.com

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton and Garrison LLP

1285 Avenue of the Americas

New York, New York 10019

Attention:    Kenneth M. Schneider

Email:          kschneider@paulweiss.com

or to such other address as any Party shall specify by written notice so given. Any Party may notify any other Party of any changes to the address or any of the other details specified in this Section 6.7; provided, however, that such notification shall only be effective on the date specified in such notice or five (5) Business Days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

Section 6.8    Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties without the prior written consent of the other Parties. Subject to the preceding sentence, this Agreement shall be binding on and shall inure to the benefit of the Parties and their respective successors and assigns.

Section 6.9    Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

Section 6.10    Headings. Headings of the Articles and Sections of this Agreement are for convenience of the Parties only and shall be given no substantive or interpretive effect whatsoever.

Section 6.11    No Third-Party Beneficiaries. Each of the Parties agree that (a) their respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other Parties, in accordance with and subject to the terms of this

Agreement, and (b) this Agreement is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

Section 6.12    Construction. Each of the Parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of authorship of any of the provisions of this Agreement.

Section 6.13    Exhibit. The Exhibit to this Agreement is hereby incorporated and made a part of this Agreement and is an integral part of this Agreement.

Section 6.14    Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring or required to incur such expenses.

Section 6.15    Stockholder Capacity. Each Stockholder is executing and entering into this Agreement solely in such Stockholder’s capacity as a stockholder of Rockets, and not in such Stockholder’s capacity as a director, officer, employee, agent or consultant of Rockets. Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict a director of Rockets in the taking of any actions (or failure to act) in his or her capacity as a director of Rockets, or in the exercise of his or her fiduciary duties as a director of Rockets, or prevent or be construed to create any obligation on the part of any director or officer of Rockets from taking any action in his or her capacity as such director, and no action taken solely in the capacity as a director of Rockets shall be deemed to constitute a breach of this Agreement.

Section 6.16    Non-Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified a Party hereto and no former, current or future equity holders, controlling persons, directors, officers, employees, agents or Affiliates of any Party or any former, current or future stockholder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or Affiliate (other than the Stockholders) of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the Parties or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith. Without limiting the rights of any Party against the other Parties, in no event shall any Party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement, all as of the date first written above.

VISTRA ENERGY CORP.

By:	/s/ Curtis A. Morgan
Name:	Curtis A. Morgan
Title:	President and Chief Executive
Officer

[SIGNATURE PAGE TO MERGER SUPPORT AGREEMENT]

STOCKHOLDERS:

OAKTREE OPPORTUNITIES FUND VIII, L.P.

By:	Oaktree Opportunities Fund VIII GP, L.P.
Its:	General Partner

By:	Oaktree Opportunities Fund VIII GP Ltd.
Its:	General Partner

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ Jordan Mikes
Name:	Jordan Mikes
Title:	Vice President

By:	/s/ Emily Stephens
Name:	Emily Stephens
Title:	Managing Director

OAKTREE HUNTINGTON INVESTMENT FUND, L.P.

By:	Oaktree Huntington Investment Fund GP, L.P.
Its:	General Partner

By:	Oaktree Huntington Investment Fund GP Ltd.
Its:	General Partner

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ Jordan Mikes
Name:	Jordan Mikes
Title:	Vice President

By:	/s/ Emily Stephens
Name:	Emily Stephens
Title:	Managing Director

[SIGNATURE PAGE TO MERGER SUPPORT AGREEMENT]

OAKTREE OPPORTUNITIES FUND VIII (Parallel 2), L.P.

By:	Oaktree Opportunities Fund VIII GP, L.P.
Its:	General Partner

By:	Oaktree Opportunities Fund VIII GP Ltd.
Its:	General Partner

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ Jordan Mikes
Name:	Jordan Mikes
Title:	Vice President

By:	/s/ Emily Stephens
Name:	Emily Stephens
Title:	Managing Director

OAKTREE OPPORTUNITIES FUND VIIIb, L.P.

By:	Oaktree Opportunities Fund VIIIb GP, L.P.
Its:	General Partner

By:	Oaktree Opportunities Fund VIIIb GP Ltd.
Its:	General Partner

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ Jordan Mikes
Name:	Jordan Mikes
Title:	Vice President

By:	/s/ Emily Stephens
Name:	Emily Stephens
Title:	Managing Director

[SIGNATURE PAGE TO MERGER SUPPORT AGREEMENT]

OAKTREE OPPORTUNITIES FUND IX, L.P.

By:	Oaktree Opportunities Fund IX GP, L.P.
Its:	General Partner

By:	Oaktree Opportunities Fund IX GP Ltd.
Its:	General Partner

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ Jordan Mikes
Name:	Jordan Mikes
Title:	Vice President

By:	/s/ Emily Stephens
Name:	Emily Stephens
Title:	Managing Director

OAKTREE OPPORTUNITIES FUND IX (Parallel 2), L.P.

By:	Oaktree Opportunities Fund IX GP, L.P.
Its:	General Partner

By:	Oaktree Opportunities Fund IX GP Ltd.
Its:	General Partner

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ Jordan Mikes
Name:	Jordan Mikes
Title:	Vice President

By:	/s/ Emily Stephens
Name:	Emily Stephens
Title:	Managing Director

[SIGNATURE PAGE TO MERGER SUPPORT AGREEMENT]

EXHIBIT A

EXISTING SHARES

Stockholder	Number of Existing Shares
Oaktree Opportunities Fund VIII, L.P.	4,365,501
Oaktree Huntington Investment Fund, L.P.	1,215,422
Oaktree Opportunities Fund VIII (Parallel 2), L.P.	171,495
Oaktree Opportunities Fund VIIIb, L.P.	893,392
Oaktree Opportunities Fund IX, L.P.	1,762,334
Oaktree Opportunities Fund IX (Parallel 2), L.P.	16,178

EXHIBIT A